DATED: 30th DAY OF APRIL 2004




                                BETWEEN



                             NG CHUAN SENG
                               (LANDLORD)

                                  AND

                               AU E MUN
                              (CO-TENANT)

                                  AND

                    THAI PASTA ENTERPRISE SDN BHD
                              (CO-TENANT)



               -----------------------------------------
                           TENANCY AGREEMENT
               -----------------------------------------

                                 of

                       NO. 29, JALAN USJ 10/1F
                              SUBANG JAYA
                               SELANGOR

                               AGREEMENT

AN AGREEMENT made the day and year stated in Schedule A between the party whose name and address are stated in Schedule B (hereinafter referred to as "the Landlord") of the one part and the parties whose names and addresses are stated in Schedule C (hereinafter referred to as "the Co-Tenants") of the other part.

WHEREAS the Landlord is the registered proprietor of the property more particularly referred to and described in Schedule D (hereinafter referred to as "the Demised Premises").

NOW IT IS HEREBY AGREED as follows:-

1.	The Landlord lets and the Co-Tenants take the Demised Premises for the term stipulated in Schedule E at the rent stipulated in Schedule F and subject to the terms and conditions hereinafter contained.

2.	The Co-Tenants shall upon execution of this Agreement pay the Landlord the sum stipulated in Schedule G by way of deposit as Security for the due observance and performance by the Co-Tenants of the terms and conditions of this Agreement. The said sum shall be maintained at those figure and shall not deemed or treated as payment of rent.

3.	THE CO-TENANTS HEREBY COVENANT WITH THE LANDLORD as
follows:-

(a)	To pay the rent monthly in advance on the 1ST of every calendar month then commencing subject to the stipulations term and conditions hereinafter contained.

(b)	To pay the Landlord upon the execution of this Agreement the sum of
Ringgit as specified in Schedule H only as deposit for electricity and water charges and/or for telephone rental to be incurred during the tenancy of the Demised Premises. The said sum less sums as may then be payable by the Co-Tenants under this Agreement shall be refunded without interest to the Co-Tenants on the termination of this tenancy.

(c)	During the term hereby created to pay any increase if rates or other imposition of a like nature by whatever name called over and above the amount of such rates on imposition levied or imposed as at the date of commencement of the term hereby created where such increase is due of attributable to an increase in the rates payable.

(d)	To keep the Demised Premises, the flooring and interior plaster or other surface material or rendering on walls and ceilings and the Landlord's fixtures thereon in good and tenantable repair and clean condition and to replace or repair any part of the Demised Premises and the Landlord's fixtures and fittings therein which shall be broken or damage due to malicious, negligent or careless acts or omission of the Co-Tenants his servants, agents invitees or otherwise and further that if any damage is caused to the Landlord to any person whomever directly or indirectly through the said damaged condition of any part of the interior of the Demised Premises the Co-Tenants shall be wholly responsible therefore and shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

(e)	To permit the Landlord and the Landlord's servants, agents and workmen and with all necessary equipment and appliances at all reasonable time to enter upon the Demised Premises and to view the condition thereof and to do such works and things as may be require for any repairs, alterations or any other part or parts of the said building had forthwith to repair and amend in a proper and workmanlike manner any defects for which the Co-Tenants are liable and of which written notice shall be given to the Co-Tenants or left in the Demised Premises and to pay the costs of the Landlord's solicitor or otherwise in respect of the preparation of the notice.

(f)	Not to do or permit to the done upon the Demised Premises
anything which in the opinion of the Landlord may constitute a nuisance.

(g)	To use the Demised Premises only for the purpose specified in
Schedule I.

(h)	Forthwith to notify the Landlord in writing of any notices served by any competent authority and with all due speed to comply with the terms of the said notice as are effective and to keep the Landlord indemnified from and against all actions, costs, claims, demands and liability in respect thereof.

(i)	Not to make or permit to be made any alterations in or additions or partitions to the Demised Premises or to the Landlord's fixtures, fittings and decorations wherein without having first obtained the written consent of the Landlord thereof and upon the determination of the term hereby created, if so requested by the Landlord, to restore the Demised Premises to their original state and condition at the expense of the Co-Tenants.

(j)	Not to assign, underlet, or part with the actual or legal possession or the use of the Demised Premises or any part thereof for any term whatsoever without the previous consent in writing of the Landlord first obtained.

(k)	Not without the previous consent of the Landlord to affix, paint or otherwise exhibit on the exterior of the Demised Premises or the windows thereof or any part thereof any name plate, signboard, placard, poster or advertisement of any flagstaff or other thing whatsoever or use the outer wall of the Demised Premises for the purpose of any public announcement or to exhibit anywhere outside the Demised Premises any indication of business or otherwise except upon the written consent of the Landlord.

(l)	Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against damage by fire may become void or voidable or whereby the premiums thereon may be increased and to make good all damage suffered by the Landlord and to repay to the Landlord on demand all sums paid by them by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance if this covenant without prejudice to the other rights of the Landlord.

(m)	Not to install or caused to be installed in the said Demised Premises any heavy equipment or electrical appliances consuming high voltage without the prior written consent of the Landlord first had and obtained.

(n)	At the expiration or sooner determination of the tenancy to yield up peaceably the Demised Premises with the fixtures, fittings and decorations thereto in a tenantable repair and condition, fair wear and tear excepted.

(o)	At all times during the term hereby created to comply with all such requirements as may be imposed on the Co-Tenants by any ordinance or Act or Parliament now or hereafter in force and any orders, rules, regulations, requirement and notice thereunder.

4.	THE LANDLORD HEREBY COVENANTS WITH THE CO-TENANTS as follows:-

(a)	To pay the quit rent and assessment imposed on and payable in respect of the Demised Premises.

(b)	At all times throughout the tenancy to insure and keep insured the
Demised Premises but excluding the Co-Tenants' furniture fittings and chattels from loss or damage by fire and to pay all premium necessary for that purpose.

(c)	To permit the Co-Tenant if they punctually pay the rent hereby reserved and other charges and observes the stipulations on his part herein contained to peaceably enjoy the Demised Premises without any interruption or disturbances by the Landlord or those lawfully claiming title under or in trust for them.

5.	PROVIDED ALWAYS AND IT IS EXPRESSLY AGREED as follows:-

(a)	If the rent hereby reserved or any part thereof shall at any time be unpaid for fourteen (14) days after the same shall have become due (whether formally demanded for or not) or any covenant on the Co-Tenants' part herein contained shall not be performed or observed or if the Co-Tenants shall have a receiving order made against him or shall have made any assignment for the benefit of his creditors or entered into any agreement or made any arrangements with his creditors by composition or otherwise or suffered any distress or attachment or execution to be levied against his goods or if the Co-Tenants for the time being shall be a company and shall go into liquidation whether compulsory or otherwise except for the purpose of reconstruction or amalgamation then and in any such cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon the tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect or any antecedent breach of the conditions on the part of the Co-Tenants herein contained.

(b)	The Landlord shall at the written request of the Co-Tenants made not less than three (3) months before expiration of the term hereby created and if there shall not at the time of such request by any existing breach or non-observance of any of the covenants for the part of the Co-Tenants herein contained to the performed at the Co-Tenants' expense grant to the Co-Tenants a Tenancy of the Demised Premises for a further term and subject to the conditions stipulated in the Schedule J.

(c)	If the Co-Tenants shall unilaterally determine the  tenancy before the expiry of the term hereby created the deposit shall be absolutely forfeited to the Landlord without prejudice to the Landlord's right of action against the Co-Tenants for damages for breach of this Agreement.

6.	Any notice or other document or writing required to be served delivered or given hereunder shall be sufficiently served if left addressed to the Co-Tenants on the Demised Premises or sent to the Co-Tenants by registered post addressed to the Co-Tenants' last known address in Malaysia and any notice document or writing to the Landlord shall be sufficiently served if sent by registered post to the Landlord last known address.

7.	The cost of any incidental to the preparation and completion of this
Agreement including stamp duty shall be paid by the Co-Tenants.

8.	It is hereby expressly agreed between the Landlord and the Co-Tenants that the tenancy of the Demised Premises shall in addition to the term and conditions herein be subject to the Special Conditions, if any, set out in Schedule K. In the event of any conflict, discrepancies or Variance the Special Conditions shall prevail.

9.	The Schedule and Special Conditions shall be taken read and construed as part of this
Agreement.
10.	Time wherever mentioned shall be of the essence.

11.	This Agreement shall be binding upon the successors in title and assigns personal representatives and heirs of the Landlord and Co-Tenants.

                                 SCHEDULE
                    (Which is part of this Agreement)

-------------------------------------------------------------------------
SCHEDULE     ITEM                                 PARTICULARS
--------------------------------------------------------------------------
A            The day and year of the Agreement    30th April 2004

B            Name and address of the Landlord     Ng Chuan Seng
                                                  (Nric: 320524-71-5107)
                                                  No. 407, Jalan 7,
                                                  Kg. Bharu, Batu 9,
                                                  43200 Cheras, Selangor

C           Name and address of the Co-
            Tenants                               Au E Mun.
                                                  (Nric: 761112-08-6280)
                                                  No. 17, USJ 16/2P,
                                                  47630 Subang Jaya,
                                                  Selangor

                                                  Thai Pasta Enterprise
                                                  Sdn Bhd
                                                  (Reg No. 642998-K)
                                                  No. 29 USJ 10/1F,
                                                  Subang Jaya, Selangor

D           Description of the Demised
            Premises                              No: 29, Jalan USJ 10/1F
                                                  Subang Jaya

E           Term of lease                         Two (2) years

                                                  From: 1st June, 2004
                                                  To: 31st May, 2006

F           The  rate of monthly rental           RM4,200.00
                                                  (Ringgit Malaysia: Four
                                                  Thousand & Two Hundred Only)

G           Security Deposit                      RM8,400.00
                                                  (Ringgit Malaysia: Eight
                                                  Thousand & Four Hundred Only)

H           Utilities Deposit                    (Water and electricity deposit)
                                                  RM4,200.00 (Ringgit Malaysia:
                                                  Four Thousand & Two Hundred
                                                  Only)

I           Use of Demised Premises               For Fast Food Restaurant

J           Option                                Two(2) years based on
                                                  prevailing market rate.

K           Special Conditions                    Free One(1) month renovation
                                                  period

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and the year first above written.

SIGNED by 	        )
NG CHUAN SENG	        )     /s/ Ng Chuan Seng
(Nric: 320524-71-5107)	)

in the presence of :
/s/ Dave Knapfel



SIGNED by 	        )
AU E  MUN 	        )     /s/ Au E-Mun
(Nric: 761112-08-6280)	)

in the presence of :

/s/ Dave Knapfel



SIGNED by 	                )
THAI PASTA ENTERPRISE SDN BHD	)   /s/ Au E-Mun
(Reg No. 642998-K)	        )


in the presence of :

/s/ Dave Knapfel